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                                                                    Exhibit 21.1


                  Subsidiaries of Standard Parking Corporation

                            Effective January 1, 2004


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          Corporate Entities                                          Jurisdiction

Atrium Parking, Inc.                                             Delaware
H & T Investment Group, Inc.                                     Ohio
Hawaii Parking Maintenance, Inc.                                 Hawaii
S & J Parking Company                                            Illinois
Standard Auto Park, Inc.                                         Illinois
Standard Parking Corporation IL                                  Delaware
Standard Parking of Canada Ltd.                                  Ontario Quebec, Canada
Tower Parking, Inc.                                              Delaware
U-Park Enterprises Ltd.                                          British Columbia, Canada
Virginia Parking Service, Inc.                                   Delaware
374452 B.C. Limited d/b/a Select Valet Parking                   British Columbia Canada





          LLCs and Partnerships                                       Jurisdiction

APCOA LaSalle Parking Company, LLC                               Louisiana
APCOA/Bradley Parking Company, LLC                               Connecticut
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